Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42153) of CHS Inc. and subsidiaries of our report dated October 28, 2004 relating to the consolidated financial statements for the year ended August 31, 2004, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 17, 2004